Exhibit 99.2

November 5, 2025

GCI Liberty Announces $300 Million Rights Offering for Series C GCI Group Common Stock

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK) (“GCI Liberty”) today announced that its Board of Directors (the “Board”) has declared a dividend of pro rata subscription rights to acquire shares of its Series C GCI Group common stock (“GLIBK”) to all holders of record of its Series A, Series B and Series C GCI Group common stock as of 5:00 p.m., New York City time, on November 24, 2025, with an aggregate intended offering price of $300 million. The distribution of the rights is subject to certain conditions.

The rights offering is expected to commence November 26, 2025 and expire December 17, 2025, subject to extension. Each right will entitle the holder to a basic subscription privilege and an oversubscription privilege. Under the basic subscription privilege, each whole right will entitle its holder to acquire one share of GLIBK at an approximate 20% discount to the volume weighted average trading price of GLIBK over a ten consecutive trading day period to be determined prior to the commencement of the rights offering. Under the oversubscription privilege, each whole right will also entitle any holder who exercises its basic subscription right in full to acquire additional shares of GLIBK at the same discounted price, subject to certain restrictions. All exercises of rights are irrevocable even if the Board determines to extend the expiration time. John C. Malone, Chairman of the Board of GCI Liberty, has advised GCI Liberty that he intends to exercise in full his basic subscription privilege and exercise his oversubscription privilege to acquire any and all shares remaining available following appropriate proration allocations by the subscription agent. Dr. Malone may also acquire rights in the open market.

The rights will be transferable, and GCI Liberty expects that they will begin trading on the Nasdaq Global Select Market on November 26, 2025 under the symbol “GLIBR.” The rights will cease trading at the close of market immediately prior to the expiration time.

GCI Liberty expects to use the net proceeds from the rights offering for general corporate purposes, which may include working capital, capital expenditures and repayment or refinancing of outstanding indebtedness. GCI Liberty may also use the net proceeds for highly accretive acquisitions in Alaska or to pursue diversification through opportunistic investments or partnerships.

A registration statement on Form S-1 (including a prospectus) relating to the rights offering is being filed today with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. Neither the rights nor the underlying shares may be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. Copies of the prospectus, when it becomes available, will be distributed to all holders of GCI Group common stock as of the rights distribution record date and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov.

Morgan Stanley & Co. LLC will serve as the financial advisor to GCI Liberty for the rights offering.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the proposed rights offering, including the timing thereof, trading of the rights and the intention of Dr. Malone with respect to the rights offering. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, without limitation, GCI Liberty’s ability to complete the rights offering. These forward-looking statements speak only as of the date of this communication, and GCI Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in GCI Liberty’s expectations with regard thereto or any change of events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of GCI Liberty, including the risk factors detailed in GCI Liberty’s Registration Statement on Form S-1 being filed today, as such risk factors may be amended, supplemented or superseded from time to time by other reports GCI Liberty subsequently files with the SEC, for additional information about GCI Liberty and the risks and uncertainties related to GCI Liberty’s business that may affect the statements made in this communication.

Not a Solicitation

This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this communication, nor will there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The rights offering, when commenced, will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

About GCI Liberty, Inc.

GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK) consists of its wholly owned subsidiary GCI, LLC (“GCI”). GCI is Alaska’s largest communications provider, providing data, voice and managed services to consumer and business customers throughout Alaska, serving more than 200 communities. GCI has invested $4.7 billion in its Alaska network and facilities over the past 45 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

GCI Liberty, Inc.

Investor Contact:

(866) 876-0461

investor@gciliberty.com

Source: GCI Liberty, Inc.